[LOGO] PHOENIX(R)           PHL Variable Insurance Company ("Phoenix" or "Company")               Master Application
                            One American Row
                            PO Box 5056
                            Hartford CT 06102-5056
                            (COLI Administration H-G)
====================================================================================================================
Section I - Business Entity
--------------------------------------------------------------------------------------------------------------------
Business Entity Name                                    Business Entity Type          Tax Identification Number
                                                        [_] Corporation   [_] Other
--------------------------------------------------------------------------------------------------------------------
Address (Include Street, City, State and ZIP Code)      Email Address

--------------------------------------------------------------------------------------------------------------------
Section II - Ownership (Choose one)
--------------------------------------------------------------------------------------------------------------------
[_] A. Business Entity is Owner of all policies           Trust Information
[_] B. Other Owner as indicated on Insured's Application  Name of Trust _______________ Trust Tax ID _______________
[_] C. Trust (Complete Trust Information)                 State where Trust established _________________
                                                          Trust Date __________________
--------------------------------------------------------------------------------------------------------------------
Section III - Beneficiary (Choose one of the following)
--------------------------------------------------------------------------------------------------------------------
[_] A. Business Entity [_] Check if subject to Split Dollar Agreement
[_] B. Beneficiary Specified on Insured's Application
[_] C. Trust specified in Section II
--------------------------------------------------------------------------------------------------------------------
Section IV - Coverage Applied For
--------------------------------------------------------------------------------------------------------------------
[_] A. As designated on Insured's Application (skip to Riders below)   Face Amount
[_] B. Specified as follows:                                           $____________________________________________
Plan of Insurance                                                      Death Benefit Option: (check one) if none
[_] Phoenix Executive VUL                                              checked, Option A will apply.
[_] Phoenix Executive UL                                                    [_] Option A: Level
[_] Other                                                                   [_] Option B: Increasing
                                                                            [_] Option C: Specified Face and
                                                                                Accumulated Premiums Net of
If "Other" is selected, skip the remainder of this Section and                  Distributions
Complete Sections V, VII, VIII, and Alternative Section IX.            [_] Other ___________________________________
--------------------------------------------------------------------------------------------------------------------
Life Insurance Qualification Test: (check one) if none checked, Cash Value Accumulation Test will apply.
[_] Guideline Premium Test
[_] Cash Value Accumulation Test
--------------------------------------------------------------------------------------------------------------------
Riders
--------------------------------------------------------------------------------------------------------------------
[_]  Level Term Rider
Face Amount
$ ____________________________
[_]  Other _________________________________________
[_]  Other _________________________________________
--------------------------------------------------------------------------------------------------------------------
Section V - Special Request
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Temporary Money Market Allocation
--------------------------------------------------------------------------------------------------------------------
This option applies ONLY to Variable Life insurance products.
If the state of issue does not require refund of premium during the Right To Cancel Period, but you prefer to temporarily allocate your premiums to the Money Market subaccount until the end of the Right to Cancel Period, as stated in the policy, indicate: [_] Yes [_] No
--------------------------------------------------------------------------------------------------------------------
Telephone/Electronic Authorization
--------------------------------------------------------------------------------------------------------------------
I, the Owner will receive this telephone/electronic investment transfer privilege automatically. By checking the
"Yes" box below, I am authorizing and directing Phoenix to act upon telephone or electronic investment instructions from my licensed representative who can furnish proper identification. Phoenix will use reasonable procedures to confirm that these instruction are authorized and genuine. As long as these procedures are followed, the Phoenix and its affiliate and their directors, trustees, officers, employees, and licensed representatives will be held harmless for any claims, liability, loss or cost. [_]  Yes [_] No
--------------------------------------------------------------------------------------------------------------------

OL4325.1                           Page 1 of 3                              8-08

Section VI - Suitability
--------------------------------------------------------------------------------------------------------------------
This section applies ONLY to variable life insurance products:

Do you understand that the Death Benefit may be variable or fixed under certain conditions and the Death Benefit and
Cash Values under any Variable Policy may increase or decrease in amount or duration based or even be exhausted to
zero on the investment experience of the underlying investment options?                               [_] Yes [_] No

Do you believe that the variable life policy you are purchasing is suitable to meet your financial objectives?
                                                                                                      [_] Yes [_] No

My signature in the Signature section of this application acknowledges that (a) I understand that a variable life insurance policy is not an appropriate investment vehicle for a short term trading strategy or short term savings and (b) I confirm that I have received the prospectus for the variable life policy I am purchasing.
--------------------------------------------------------------------------------------------------------------------
Illustrations of benefits including death benefits, policy values and cash surrender values are available on request.
====================================================================================================================
Section VII - Mode of Premium Payment
--------------------------------------------------------------------------------------------------------------------
[_] Annual [_] Semi-Annual  [_] Quarterly

Multiple Billing Option - Give # or Details
[_] List Bill
[_] Other __________________________________________________________________________________________________________
--------------------------------------------------------------------------------------------------------------------
Send additional premium notices to:

Name (First, Middle, Last) _________________________________________________________________________________________

Street Address  ____________________________________________________________________________________________________

City _______________________________________ State ______ ZIP Code ______ Relationship to Owner ____________________
--------------------------------------------------------------------------------------------------------------------
Section VIII - Existing Life Insurance
--------------------------------------------------------------------------------------------------------------------
[_] Yes [_] No  1. Are there any life insurance policies or annuity contracts, owned by, or on the life of, the applicant(s) or the insured(s) or the owner(s) or the annuitant?

[_] Yes [_] No  2. With this policy, do you plan to replace (in whole or in part) now or in the future any existing life insurance or annuity contract in force with this policy?

[_] Yes [_] No  3. Do you plan to utilize values from any existing life insurance policy or annuity contract
                   (through loans, surrenders or otherwise) to pay any initial or subsequent premium(s) for this policy?
--------------------------------------------------------------------------------------------------------------------
For all "Yes" answers above, please provide the following information.   If no coverage in force, check here [_]
--------------------------------------------------------------------------------------------------------------------
                                Issue Date
       Company                   (mm/yyyy)                 Plan                    Amount      Pers/Bus    Replacing
--------------------------------------------------------------------------------------------------------------------
                                                                            $                  [_]  [_]     [_]  [_]
-------------------------------------------------------------------------------------------------------------------
                                                                            $                  [_]  [_]     [_]  [_]
--------------------------------------------------------------------------------------------------------------------
                                                                            $                  [_]  [_]     [_]  [_]
--------------------------------------------------------------------------------------------------------------------
                          Total Life Insurance in force                     $
                          ---------------------------------------------------------------------

OL4325.1                           Page 2 of 3                              8-08

Section IX - Statement of Business Entity
--------------------------------------------------------------------------------------------------------------------
The undersigned on behalf of the Business Entity affirms as follows:

I have reviewed the information contained on the life insurance application(s) of the insured(s) and certify that the information contained therein is true and complete to the best of my knowledge. (As used herein, "insured" means each insured or all insureds, as the context may require.)

I have reviewed this application, and I hereby verify that all information given here is true and complete and has been correctly recorded to the best of my knowledge and belief.

I agree that this Master Application and each insured's Life Insurance Application shall form a part of any policy issued, and further agree that no insurance shall take effect unless and until each of the following has occurred:
1) the policy has been issued by Phoenix; 2) the premium required for issuance of the policy has been paid in full during the lifetime of the insured; 3) all the representations made in the Master Application and the insured's Life
Insurance Application remain true, complete and accurate as of the date the policy is delivered; 4) the insured is alive when the policy is delivered; and 5) as of the date of delivery of the policy, there has been no change in the health of the proposed insured that would change the answers to any of the questions in the insured's Life Insurance
Application.

I understand that if there is any change in the insured's health or physical condition, or if the insured visits a physician or is hospitalized, subsequent to the date of the application or the providing of any information to be contained in the application, I will inform Phoenix as soon as possible.

Policyholder acknowledges that it has reviewed the requirements of Internal Revenue Code section 101(j) with independent legal counsel; that the new insured has been provided with written notice, as required in section
101(j), and has provided written consent to be insured prior to the issuance of the policy; that the new insured falls within one of the exceptions stated in section 101(j) for exclusion from gross income for amounts payable by reason of death; and that the policyholder is solely responsible for ensuring that it complies with all requirements related to the life insurance policies.

Under penalties of perjury, the policyholder certifies that: a) the number shown on this form is its correct taxpayer identification number; and b) it is not subject to backup withholding because: 1) it is exempt from backup withholding; or 2) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding; or 3) the IRS has notified it that it is no longer subject to backup withholding.

I understand that 1) no statement made to, or information acquired by any Licensed Producer who takes this application, shall bind the Company unless stated in any parts to this application (not applicable in ND and SD), and 2) the Licensed Producer has no authority to make, modify, alter or discharge any contract thereby applied for.

In case of discrepancy between this Master Application and the insured's application, (a) the insured's application shall be controlling if the owner is other than the Business Entity or a Trust as indicated in Section II, or (b)
this Master Application shall be controlling if the owner is the Business Entity or Trust as indicated in Section
II.
--------------------------------------------------------------------------------------------------------------------
Business Entity Representative                 State Signed In       Witness (Must be signed       Date (mm/dd/yyyy)
(Owner/Corporate Officer/Partner/Trustee)                            in presence of Owner)

--------------------------------------------------------------------------------------------------------------------
Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud as determined by a court of competent jurisdiction. (Not applicable in AR, DC, FL, LA, ME, MA, NJ, NM, NY, OH, OR, PA,
TX, VA and WA).

In AR and LA any person who knowingly presents a false or fraudulent claim for payments of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

In DC, WARNING: IT IS A CRIME TO PROVIDE FALSE OR MISLEADING INFORMATION TO AN INSURER FOR THE PURPOSE OF DEFRAUDING
THE INSURER OR ANY OTHER PERSON, PENALTIES INCLUDE IMPRISONMENT AND/OR FINES. IN ADDITION, ANY INSURER MAY DENY
INSURANCE BENEFITS IF FALSE INFORMATION MATERIALLY RELATED TO A CLAIM WAS PROVIDED BY THE APPLICANT.

In OH, any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.
--------------------------------------------------------------------------------------------------------------------
The Producer hereby confirms that he/she has truly and accurately recorded on the application the information supplied by the Owner(s), and that he/she is qualified and authorized to discuss the contract herein applied for.
--------------------------------------------------------------------------------------------------------------------
Lic. Agt./Reg. Rep.'s Signature                     Date                        Lic. Agt./Reg. Rep.'s ID No.

--------------------------------------------------------------------------------------------------------------------
Broker/Dealer Name and Address                                                  Broker/Dealer No.

--------------------------------------------------------------------------------------------------------------------

OL4325.1                           Page 3 of 3                              8-08